UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2022

AGTB Private BDC
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	814-01520	88-6102187
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

245 Park Avenue, 26th Floor,
New York, NY 10167
(Address of Principal Executive Offices, Zip Code)

(212) 692-2000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 28, 2022, Twin Brook Capital Funding XXXIII MSPV, LLC, as borrower (the “Borrower”), an indirect, wholly-owned subsidiary of AGTB Private BDC (the “Company”), entered into Amendment No. 1 to Loan and Servicing Agreement (the “First Amendment”), by and among the Borrower, as borrower, AGTB Fund Manager, LLC, as the servicer, Morgan Stanley Asset Funding, Inc., as administrative agent, the lenders from time to time party thereto and The Bank of New York Mellon Trust Company, National Association, as the collateral agent, account bank and collateral custodian, which amends that certain loan and servicing agreement dated as of June 17, 2022 (the “Existing Loan Agreement” and, as amended by the First Amendment, the “Loan Agreement”).

The First Amendment increases the borrowing capacity of the Loan Agreement by $200,000,000 to an aggregate principal amount of $500,000,000, subject to availability under a borrowing base which consists primarily of commercial loans acquired by the Borrower from Twin Brook Capital Funding XXXIII, LLC, a wholly-owned subsidiary of the Company. The other material terms of the Existing Loan Agreement were unchanged.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the First Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Loan Agreement is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.
On October 12, 2022, the Company delivered a capital drawdown notice to its investors due on October 26, 2022, relating to the sale of 4,031,627 of the Company’s common shares of beneficial interest, par value $0.001 per share (the “Common Shares”) for an aggregate offering price of $103,000,000. The sale closed on October 26, 2022.

The sale of the Common Shares was made pursuant to subscription agreements entered into by the Company and its investors. Under the terms of the subscription agreements, investors are required to fund drawdowns to purchase Common Shares up to the amount of their respective capital commitments on an as-needed basis with a minimum of 10 days’ prior notice to the funding date.

The sale of the Common Shares is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Regulation D thereunder. The Company has not engaged in general solicitation or advertising with regard to the issuance and sale of the Common Shares and has not offered securities to the public in connection with such issuance and sale. The Company relied, in part, upon representations from the investors in the subscription agreements that each investor was an accredited investor as defined in Regulation D under the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1
Amendment No. 1 to Loan and Servicing Agreement, dated as of October 28, 2022, by and among Twin Brook Capital Funding XXXIII MSPV, LLC, Twin Brook Capital Funding XXXIII, LLC, AGTB Fund Manager, LLC, the Lenders (defined therein) party thereto, Morgan Stanley Asset Funding Inc. and The Bank of New York Mellon Trust Company, National Association

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGTB Private BDC

Dated: November 1, 2022	By:	/s/ Terrence Walters
	Name:	Terrence Walters
	Title:	Chief Financial Officer and Treasurer